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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-78421, 2-91193, 33-7589, 33-8822, 33-14516,
33-23757 and 33-37829) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-50407) of Loral Corporation of our report dated January 31, 1994, except as to the asset purchase agreement described in Note 14 which is as of March 1, 1994, relating to the combined financial statements of Federal Systems, which appears in the Report on Form 8-K/A of Loral Corporation dated May 12, 1994.

PRICE WATERHOUSE
Washington, D.C.
May 12, 1994